UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 5, 2021

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 5, INDUS Realty Trust, Inc. (“INDUS” or the “Company”) issued a press release announcing the following updates on leasing, its acquisition and development pipeline, its potential dispositions and Corporate updates.

Industrial/Logistics Leasing Activity1

INDUS reported the following metrics for its industrial/logistics portfolio for the 2021 third quarter:

	Number of Leases	Square Feet	Weighted Avg. Lease Term in Years	Weighted Avg. Lease Costs PSF per Year[2]	Weighted Avg. Rent Growth[3]
					Straight-line Basis	Cash Basis
New Leases	2	115,000	4.9	$0.44	27.0%	14.2%
Renewals	2	145,000	4.2	$0.53	15.7%	4.3%
Total / Avg.	4	260,000	4.5	$0.49	20.0%	8.0%

As of September 30, 2021, INDUS’s 33 industrial/logistics buildings aggregated approximately 4.9 million square feet. INDUS’s industrial/logistics portfolio’s percentage leased and percentage leased of stabilized properties were as follows:

4
	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Percentage Leased	95.4%	95.3%	99.2%	94.5%
Percentage Leased – Stabilized Properties[4]	99.4%	99.4%	99.2%	95.7%

As of September 30, 2021, INDUS’s industrial/logistics portfolio vacancy was approximately 225,000 square feet, of which approximately 198,000 square feet was added to its portfolio on June 28, 2021, when the Company acquired its newest value-add acquisition in Charlotte, North Carolina.

Acquisition Pipeline

On August 5, 2021, INDUS purchased a 139,500 square foot industrial/logistics building in Lakeland, Florida for a purchase price of $17.8 million (the “Lakeland Acquisition”). The Lakeland Acquisition is fully leased to two tenants with a weighted average remaining lease term of a little over two years and has a 4.0% in-place cash capitalization rate5. The Lakeland Acquisition increases the Company’s Central Florida industrial/logistics portfolio to approximately 416,000 square feet, not including the approximately 195,000 square foot two-building Orlando speculative development (“Landstar Logistics”) expected to be completed by the end of the 2022 third quarter (see below).

On August 5, 2021, INDUS also entered into an agreement (the “Forward Purchase Agreement”) to acquire, for a purchase price of $31.5 million, an under-construction, approximately 184,000 square foot industrial/logistics portfolio in Nashville, Tennessee (the “Nashville Acquisition”).  The Nashville Acquisition is being developed on speculation by the seller and, upon completion, will be comprised of two buildings located in close proximity to downtown Nashville which will be delivered to INDUS vacant. Under the terms of the Forward Purchase Agreement, INDUS expects to close on the Nashville Acquisition by the end of the 2021 fourth quarter.

On August 20, 2021, INDUS entered into an agreement (the “Purchase Agreement”) to acquire, for a purchase price of $14.6 million, an approximately 128,000 square foot, fully leased, industrial/logistics building in Charlotte, North Carolina (the “Charlotte Acquisition”). Under the terms of the Purchase Agreement, INDUS expects to close on the Charlotte Acquisition in the first part of the 2021 fourth quarter. Upon closing of the Charlotte Acquisition and completion of the Charlotte Build-to-Suit (see below), INDUS will own approximately 1.2 million square feet across five high-quality industrial/logistics buildings in the Charlotte market.

During September 2021, INDUS entered into three non-binding LOIs for the purchases of three industrial/logistics buildings for a combined purchase price of approximately $77.8 million. The three buildings that would be acquired aggregate approximately 690,000 square feet. One of these buildings is located in one of INDUS’s existing markets, while the other two located in a new INDUS target market in the Southeast. One of these potential acquisitions is for an existing building, whereas the other two potential acquisitions are forward purchases that, upon completion of construction, are expected to be delivered vacant in the 2022 fourth quarter. All three potential acquisitions are subject to the execution of definitive purchase and sale agreements, as well as satisfactory completion of due diligence and other contingencies.

The following is a summary of INDUS’s acquisition pipeline for its industrial/logistics portfolio as of September 30, 2021:

				in millions)
Acquisition	Market	Building Size (SF)	Type	Purchase Price (in millions)	Expected Closing
Acquisitions Under Contract
Nashville Acquisition (two buildings)	Nashville, TN	184,000	Forward	$31.5	Q4 2021
Charlotte Acquisition (one building)	Charlotte, NC	128,000	Fully-Leased	$14.6	Q4 2021
Subtotal – Acquisitions Under Contract		312,000		$46.1

Acquisitions Under LOI
Forward purchases (three separate agreements for three buildings)		690,000	Forward & Value-Add	$77.8

Total Acquisition Pipeline – Under Contract & LOI		1,002,000		$123.9

Closings on the purchases of the Nashville Acquisition, the Charlotte Acquisition and the three transactions under LOIs are each subject to a number of contingencies, including the satisfactory completion of due diligence by INDUS. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

Development Pipeline

On August 6, 2021, INDUS entered into an agreement (the “Land Purchase Agreement”) to acquire, for a purchase price of $2.25 million, approximately 10.6 acres of undeveloped land in the Lehigh Valley of Pennsylvania (the “Lehigh Valley Land”). Under the terms of the Land Purchase Agreement, INDUS expects to close on the Lehigh Valley Land upon the seller receiving the requisite development entitlements for the Lehigh Valley Land, estimated to be during the first half of fiscal 2022. Subsequent to closing on the purchase of the Lehigh Valley Land, INDUS expects to begin construction, on speculation, of an approximately 90,000 square foot industrial/logistics building.

The following is a summary of INDUS’s development pipeline for its industrial/logistics portfolio as of September 30, 2021:

Name	Market	Building Size (SF)	Type	Expected Delivery
Owned Land
Charlotte Build-to-Suit (one building)	Charlotte, NC	141,000	Build-to-Suit	Early October 2021
First Lehigh Valley Land parcel (one building)	Lehigh Valley, PA	103,000	Speculative	Q4 2021
110 Tradeport Drive (one building)	Hartford, CT	234,000	67% Pre-leased	Q3 2022
Landstar Logistics (two buildings)	Orlando, FL	195,000	Speculative	Q3 2022

Land Under Purchase & Sale Agreement
First & Second Allentown Purchase Agreements (one building)	Lehigh Valley, PA	206,000	Speculative	Q4 2022
Second Lehigh Valley Land parcel (one building)	Lehigh Valley, PA	90,000	Speculative	Q1 2023
Total Development Pipeline		969,000

INDUS expects that the total development and stabilization costs of developments in its pipeline will total approximately $131.4 million (including all amounts previously spent). The Company estimates that the underwritten weighted average stabilized Cash NOI yield on its development pipeline is between 5.8% - 6.3%.6 Actual initial full year stabilized Cash NOI yields may vary from INDUS’s estimated underwritten stabilized Cash NOI yield range based on the actual total cost to complete a project or acquire a property and its actual initial full year stabilized Cash NOI.

Closings on the purchases contemplated under the First & Second Allentown Purchase Agreements and the Second Lehigh Valley Land parcel, in addition to the completion and stabilization of the development pipeline, are each subject to a number of contingencies including the satisfactory completion of due diligence by INDUS. There can be no guarantee that these transactions and developments will be completed under their current terms, anticipated timelines, at the Company’s estimated underwritten yields, or at all.

Disposition Pipeline

During the 2021 third quarter, INDUS received a total of approximately $7.4 million of cash from several sales of real estate assets, including approximately $5.5 million from the sale of the approximately 277 acres of undeveloped land that comprised the Company’s Meadowood residential development in Simsbury, Connecticut. As of September 30, 2021, INDUS had agreements in place to sell the following non-core properties and undeveloped land parcels:

Name	Location	Property Size	Expected Closing	Sale Price (in millions)
1985 Blue Hills Avenue & Adjacent Land[7]	Windsor, CT	165,000 SF; 39 acres	Q4 2021	$18.0
Connecticut Nursery Farm	E. Granby/Granby, CT	670 acres	Q4 2021	$10.3
5 & 7 Waterside Crossing; 21 Griffin Road N	Windsor, CT	209,000 SF	Q4 2021	$5.2
Florida Nursery Farm	Quincy, FL	1,066 acres	Q4 2021	$1.2
East Granby/Windsor Parcels	E. Granby/Windsor, CT	280 acres	2022	$6.0
Total Gross Proceeds of Dispositions Under Agreement, if Consummated				$40.7

Closings on these potential dispositions are subject to various significant contingencies and cannot be guaranteed to be completed in the expected time-frame, at the expected sales prices shown, or at all.

Corporate Updates

On August 5, 2021, the Company’s operating partnership, INDUS RT, LP, and the Company, as parent guarantor, entered into an agreement for a new secured revolving credit facility of up to $100 million (the “New Credit Facility”) that replaced its former credit facilities. The New Credit Facility also includes an uncommitted incremental facility, which would enable the New Credit Facility to be increased up to $250 million in the aggregate (subject to obtaining lender commitments). Borrowings under the New Credit Facility bear interest subject to a pricing grid for changes in the Company’s total leverage. Based on the Company’s current leverage, the initial annual interest rate under the New Credit Facility is one-month LIBOR plus 1.20%, compared to a rate of one-month LIBOR plus 2.50% and one-month LIBOR plus 2.75% under its former revolving credit line and acquisition credit line, respectively, immediately prior to entering into the New Credit Facility.

On September 2, 2021, INDUS entered into a sales agreement, with Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., JMP Securities LLC, KeyBanc Capital Markets Inc. and Morgan Stanley & Co. LLC, each an agent (collectively “the agents”), relating to shares of its common stock, $0.01 par value per share (the “Common Stock”), offered by a prospectus supplement and the accompanying prospectus pursuant to a continuous offering or at-the-market equity issuance program (the “ATM program”). In accordance with the terms of the sales agreement, INDUS may, from time to time, offer and sell shares of its Common Stock having an aggregate gross sales price of up to $100 million through the agents, or directly to the agents, acting as principals, pursuant to the prospectus supplement filed on September 3, 2021, and the accompanying prospectus, dated August 10, 2021. As of September 30, 2021, INDUS had not yet issued any shares of common stock under the ATM program.

A copy of the Company’s October 5, 2021, press release is attached hereto as Exhibit 99.1. The press release attached as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act.

1.Leasing metrics exclude new and renewal leases which have an initial term of twelve months or less, as well as leases for first generation space on properties acquired or developed by INDUS.
2.Lease cost per square foot per year reflects total lease costs (tenant improvements, leasing commissions and legal costs) per square foot per year of the lease term.
3.Weighted average rent growth reflects the percentage change of annualized rental rates between the previous leases and the current leases. The rental rate change on a straight-line basis represents average annual base rental payments on a straight-line basis for the term of each lease including free rent periods. Cash basis rent growth represents the change in starting rental rates per the lease agreement on new and renewed leases signed during the period, as compared to the previous ending rental rates for that same space. The cash rent growth calculation excludes free rent periods.
4.Stabilized Properties reflect buildings that have reached 90% leased or have been in service for at least one year since development completion or acquisition date, whichever is earlier. 7800 Tuckaseegee Road, an approximately 395,000 square foot industrial/logistics building in Charlotte, North Carolina, which was 50.1% leased as of September 30, 2021, was acquired on June 28, 2021, and is not included in the Stabilized Properties pool for the 2021 third quarter.
5.INDUS calculates “in-place cash capitalization rate” by dividing the first twelve months of contractual cash rent following acquisition (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the gross acquisition cost, including the contracted purchase price and related capitalized transaction costs, in the related properties. In-place cash capitalization rate is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes operating expenses (which are typically minimal, if any, due to the triple net nature of INDUS’s leases) and any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, an in-place cash capitalization rate does not represent the annualized investment rate of return of an acquired property. Additionally, actual contractual cash rent earned from the properties acquired may differ from the in-place cash capitalization rate based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants.
6.As a part of INDUS’s standard development and acquisition underwriting process, INDUS analyzes the targeted initial full year stabilized Cash NOI yield for each development project and acquisition target and establishes a range of initial full year stabilized Cash NOI yields, which it refers to as “underwritten stabilized Cash NOI yields.” Underwritten stabilized Cash NOI yields are calculated as a development project’s or acquisition’s initial full year stabilized Cash NOI as a percentage of its estimated total investment, including costs to stabilize the buildings to 95% occupancy (other than in connection with build-to-suit development projects and single tenant properties). INDUS calculates initial full year stabilized Cash NOI for a development project or acquisition by subtracting its estimate of the development project’s or acquisition’s initial full year stabilized operating expenses, real estate taxes and non-cash rental revenue, including straight-line rents (before interest, income taxes, if any, and depreciation and amortization), from its estimate of its initial full year stabilized rental revenue.
7. 1985 Blue Hills Avenue is currently encumbered by a mortgage loan with a balance of approximately $4.8 million that INDUS expects to repay upon the closing of the sale of this asset. 1985 Blue Hills Avenue contributed approximately $1.3 million of annualized cash base rent (based on the quarter ended September 30, 2021) with minimal operating expenses (which are typically minimal, if any, due to the triple net nature of INDUS’s leases) to INDUS’s industrial/logistics Cash NOI.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the completion of acquisitions and dispositions under agreements or under LOIs, construction and development plans and timelines, expected total development and stabilization costs of developments in INDUS’s pipeline, the estimated underwritten stabilized Cash NOI yield of the Company’s development pipeline, and expected capital availability and liquidity. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the SEC on February 18, 2021, and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 9, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

Item 9.01	Financial Statements and Exhibits.

99.1	The Company’s Press Release dated October 5, 2021 (attached hereto)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Date: October 5, 2021		Executive Vice President, Chief Financial Officer